CLYDE BAILEY P.C.
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                                                 Certified Public Accountant
                                                    10924 Vance Jackson #404
                                                    San Antonio, Texas 78230
                                                        (210) 699-1287(ofc.)
                                        (888) 699-1287  (210) 691-2911 (fax)

                                                                     Member:
                                                 American Institute of CPA's
                                                      Texas Society of CPA's



September 11, 2002


I consent to the use, of my report dated January 15, 2002, in the Form SB2, on the financial statements of 911 Performance Inc., dated December 31, 2001, included herein and to the reference made to me.


/s/ Clyde Bailey
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Clyde Bailey